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                                                                   Exhibit 10(h)

July 15, 1999



Mr. J. Robert Copper
28 West Brentmoor Place
Clayton, MO  63105

RE:      SEVERANCE BENEFIT IN THE EVENT OF TERMINATION OF YOUR
         EMPLOYMENT WITH CITATION COMPUTER SYSTEMS, INC.
         UNDER CERTAIN CIRCUMSTANCES FOLLOWING A CHANGE IN CONTROL

Dear Bob:

The purpose of this letter is to record an agreement under which you will receive certain severance benefits in the event of the termination of your employment by CITATION Computer Systems, Inc. under certain circumstances within 12 months following a Change in Control. By entering into this agreement with you, CITATION Computer Systems, Inc. is endeavoring to foster and encourage your continued employment and dedication to your assigned duties should certain potentially disturbing changes occur.

IN CONSIDERATION OF YOUR CONTINUING SERVICE TO CITATION COMPUTER SYSTEMS, INC. THE FOLLOWING PROVISIONS SHALL apply:

     1. THE COMPANY. As used herein, the "COMPANY" means CITATION Computer Systems, Inc., a Missouri corporation, any successors in interest, and any affiliates. An "AFFILIATE" is any person other than a natural person who, with respect to the Company, is an affiliate as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, or under any successor rule.

     2. CHANGE IN CONTROL. A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if, after the date hereof: (I) any person (other than the Company, or any company owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of voting securities of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding voting securities; or (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities





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          of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no person acquires more than 50 percent of the combined voting power of the Company's then outstanding voting securities; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          As used herein, "PERSON" means a natural person, company, partnership, limited liability company, limited partnership, trust, syndicate, other entity, government, political subdivision, agency, or instrumentality of a government.

          As used herein, "BENEFICIAL OWNER" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

               (i) Voting power, which includes the power to vote or direct the voting of, voting securities of the Company; and/or

               (ii) Investment power, which includes the power to dispose or direct the disposition of, voting securities of the Company.

         All voting securities of the Company, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating a person's beneficial ownership. Moreover, a person shall be deemed to be the beneficial owner of voting securities of the Company if that person has the right to acquire beneficial ownership (via the exercise of an option, through conversion rights, or otherwise) of such voting securities within 60 days after the date on which such person's beneficial ownership of voting securities is being determined. Any voting securities of the Company which are subject to such a right to acquire beneficial ownership shall be deemed to be outstanding for the purpose of computing the percentage of outstanding voting securities of the Company of which such person in the beneficial owner.

              As used herein "VOTING SECURITIES" means shares of stock or other securities which entitle the holder to vote in the election of directors of the Company.

              It is specifically agreed that a Change in Control shall NOT include any of the following:

              (i)   A public offering of voting securities of the Company; or

              (ii) A sale of voting securities of the Company to a group of investors which includes material direct or indirect ownership by members of management of the Company at the time of such purchase; or

              (iii) Any acquisition of voting securities of the Company by an employee benefit plan sponsored or maintained by the Company.

      3. INVOLUNTARY CHANGE OF CIRCUMSTANCES. As used herein, the term "INVOLUNTARY CHANGE OF CIRCUMSTANCES", as it relates to your employment by the Company means:

              (a) The amount of cash compensation (regular, salary, bonus, and commissions) that you have the reasonable (but not assured) opportunity to earn during the next 12 months is reduced by more than 10 percent from the level that existed immediately preceding the Change in Control, unless you consent in writing to such change; or




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               (b)  Without your consent you are required by the Company to relocate your primary place of business to a location that is greater than 50 miles from the Company's principal executive offices.

               Termination of your employment with the Company under any of the following circumstances shall NOT constitute an Involuntary Change of Circumstances after a Change in Control;

               (a)  Termination by reason of your death; or

               (b) Termination as a result of your "LONG-TERM DISABILITY." You will be determined to have a long-term Disability if you are receiving, or are currently entitled to receive, benefits under the Company's long-term disability insurance plan, if any. If no such long-term disability insurance plan is in effect, you will be deemed to have commenced a Long-term Disability if: (I) you cannot perform the essential functions of your employment position, with or without a reasonable accommodation for your disability; or (ii) you cannot perform the essential functions of your employment position without an accommodation that would be an undue hardship for the Company to provide. The foregoing definition of Long-term Disability is not intended to and shall not affect the definition of "disability" or any similar or related term in any insurance policy the Company may provide; or

               (c)  Termination for Cause, as defined below.

                    As used herein, the term "TERMINATION FOR CAUSE" means termination of your employment with the Company at any age because of:

                    (a) Failing to substantially perform your employment duties (other than by reason of Long-term Disability); or

                    (b) Willfully engaging in conduct that the Company determined does or will likely be materially damaging or detrimental to the Company; or

                    (c) Acting with personal dishonesty or breaching your fiduciary duty to the Company that in either case results or was intended to result in personal profit to you at the expense of the Company; or

                    (d) Willfully violating any law, rule, or regulation (other than traffic violations, misdemeanors, or similar offenses), which is or will likely be materially damaging or detrimental to the Company; or

                    (e) Your conviction of, or your entry of a guilty plea to, a felony or other crime involving moral turpitude.

               For purposes of defining Termination for Cause, no act, or failure to act, on your part shall be considered "WILLFUL" unless done, or omitted to be done, by you not in good faith and without reasonable belief that the act or omission was in the best interest of the Company.

          4. CONDITION PRECEDENT FOR SEVERANCE BENEFIT. If, within 12 months following a Change in Control (I) your employment with the Company is terminated by the Company without your express written consent after or coincident with an Involuntary Change of Circumstances or (ii) you voluntarily terminate your employment with the Company after an Involuntary Change of Circumstances, then in such event you shall become entitled to a Severance Benefit as herein provided, subject to all of the terms and conditions set forth herein.


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          5.   SEVERANCE BENEFIT. If the conditions precedent set forth above occur, you shall be entitled to receive a Severance Benefit equal to one times your Annual Compensation (as herein defined). You may elect to receive this Severance Benefit in either (I) one lump sum payment or (ii) in your choice of up to 12 equal monthly installments (without interest).

               As used herein, the term "ANNUAL COMPENSATION" means the average of the total cash compensation received by you from the Company and includable in your gross federal taxable income during each of the one calendar year immediately preceding any termination of your employment.

          6. CONFIDENTIAL INFORMATION. Notwithstanding any other provision of this agreement, in the event that, after termination of employment with the Company, you divulge any trade secrets and/or confidential information of the Company, you shall not be entitled to any Severance Benefits pursuant to this agreement.

          7. NOT AN EMPLOYMENT AGREEMENT. Neither anything contained in this agreement nor any acts done pursuant hereto shall be construed as entitling you to be continued in the employ of the Company for any period of time or as obliging the Company to keep you in its employ for any period of time.

          8. GENERAL PROVISIONS. No provisions of this agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by you and the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. All notices required or permitted hereunder shall be in writing. This agreement shall be governed and construed by and in accordance with the internal laws of the State of Missouri. The invalidity or unenforceability of any provision or provisions of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect. Headings of paragraphs are for convenience only and shall not affect the interpretation of this agreement.

          9. ARBITRATION. Any controversy or claim relating to this agreement, or the breach thereof (including the question of whether any particular matter is arbitrable hereunder) shall be settled by arbitration in the St. Louis, Missouri metropolitan area in accordance with the rules of the American Arbitration Association then in force. The Company and you agree to abide by all awards rendered by such arbitration proceedings, and all such awards may be filed with and enforced by any court having proper jurisdiction.

          10. TERM. This agreement shall expire upon the later to occur of (I) 12 months following any Change in Control or (ii) 36 months after the date of this letter; provided, however, that any such expiration shall not affect your right to receive any Severance Benefit to which you become entitled hereunder prior to such expiration. It is understood that no rights under this agreement shall arise with respect to any termination of your employment prior to the occurrence of any Change in Control.

                       ----------------------------------

You may make the foregoing agreement effective as respects you by executing a copy of this letter where indicated below, thereby acknowledging your understanding, acceptance of, and agreement to its terms and conditions, and returning such signed copy to me within 10 days after the date of this letter.




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THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY
THE PARTIES.



Sincerely,



CITATION Computer Systems, Inc.(R)



Richard D. Neece
President



                            ACCEPTANCE AND AGREEMENT

The terms and conditions of the foregoing agreement are understood, agreed to, and accepted by me.





                                        -------------------------------------
                                        J. Robert Copper



                                        Date:
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